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                                                                   EXHIBIT 3(ii)

         This is a fair and accurate English translation of the original By-laws of Triple-S Management Corporation which are in Spanish

                                     BY-LAWS
                                       OF
                         TRIPLE-S MANAGEMENT CORPORATION

                                    CHAPTER 1

1-1 The Incorporators of "Triple-S Management Corporation" adopt these By-laws which will regulate the Corporation's proceedings and will rule the administration of its business.

1-2 The By-laws approved herein shall be submitted to the shareholders, who may adopt, amend or repeal them.

                         CHAPTER 2 - BOARD OF DIRECTORS

2-1      The Board of Directors is made up of nineteen (19) members.

                          CHAPTER 3 - CAPITAL IN STOCKS

3-1 The Corporation may issue up to twelve thousand five hundred (12,500) shares of common stock with a par value of Forty Dollars ($40).

3-2 The Corporation will use a circular seal measuring 1-7/8 in diameter with the name "Triple-S Management Corporation" around its circumference.

                            CHAPTER 4 - ON THE SHARES

The Incorporators declare and agree, and is established in these By-laws, that, the following provisions are established with the purpose of creating, defining, limiting and managing the rights and privileges of the shareholders:

4-1      SALE OF SHARES

         A. No person may own more than twenty-one (21) shares, or five percent (5%) or more, of the Corporation's voting shares issued and outstanding.

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         B.       The sales of shares will be exclusively limited to physicians and dentists. However, organizations such as hospitals, laboratories, and the College of Dental Surgeons of Puerto Rico, who had originally acquired shares of Triple-S, Inc., may continue as stockholders of Triple-S Management Corporation, with all the rights. In addition, the members of the Board of Directors who represent the community will be Shareholders as long as they remain on the Board.

         C. The members of the Board of Directors who represent the community, as long as they remain as members of the Board, will receive one share of the Corporation, free of charge, with the single purpose of qualifying them for the position of Director of the Corporation. Said community representatives shall return the qualifying share that had received when their duties as Directors of the Corporation end.

4-2 The Corporation will have the right of first refusal in the event of a sale, donation, or any other sale or cession of the shares of the Corporation. Any Shareholder who wishes to sell, donate, or in any other way sell or cede his/her shares of the Corporation, must first offer his/her shares to the Corporation in writing. The Corporation shall then purchase said shares from the Shareholder for the same price he/she paid for them. However, in the event that the shares were donated or inherited through a will, or in any other way, to a person who is (1) a descendant of the Shareholder and (2) a physician or a dentist, then said person shall have the right to hold up to a maximum 21 shares.

4-3      SHAREHOLDER LISTING

         The Secretary of the Corporation shall keep, or ensure the keeping of, a complete and exact register, in alphabetical order, of all the shareholders, including their address and, the number of votes each Shareholder holds, in the offices of the Corporation. Said register shall be readily available and during working hours, and shall be available for inspection by any Shareholder, particularly, ten (10) days before a Shareholders Meeting, and when any other shareholder meeting is being held.

         The Corporation's register will constitute the only acceptable evidence to determine which Shareholders have the right to inspect the Corporation's Shareholders Register, the books of the Corporation, and to determine which Shareholders have the right to vote in person or by proxy during any meeting or shareholders meeting.

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                        CHAPTER 5 - SHAREHOLDER MEETINGS

5-1 The Annual Meeting of Shareholders of Triple-S Management Corporation will be held at the Corporation's main office or at any other place in Puerto Rico determined by the Board of Directors from time to time, as indicated in the Notice of Meeting, at 9:00 am, on the last Sunday in April of each year. The purpose of the Meeting will be to fill any vacancies of the Board of Directors, receive and consider reports from officials regarding the business of the Corporation, and resolve any other matters that are properly submitted for consideration. However, neither the Articles of Incorporation nor the By-laws may be amended unless the Shareholders have been previously notified that among the matters that are being considered at the Meeting are amendments to the Articles of Incorporation and By-laws.

5-2      SPECIAL MEETINGS

         The Chairman of the Board of Directors, a majority of the Board of Directors, or Shareholders who hold 25% of the registered voting shares can call special shareholders meetings to be held at the place and time established by the notice of meeting, and for the purposes expressed therein. The meetings (special shareholders meetings) should be notified no less than ten (10) days or more than thirty (30) days before said meeting. The special meetings must be notified in the same manner as annual meetings.

5-3      NOTICE OF MEETINGS

         The notices for every annual meeting of the Shareholders shall be given to each Shareholder entitled to vote, by delivering the same personally, or by mailing such notice to him, at the address which appears on the records of the Corporation during a period of no less than twenty (20) and no more than sixty (60) days prior to the meeting. Along with this notice, all Shareholders will receive copies of the Corporation and its subsidiaries' consolidated financial statements. The notice shall indicate the place and the date the meeting will be held, and the matter or matters to be considered during the Meeting.

5-4      NOTICE - SUBSTITUTE

         If the directors and officers of the Corporation should refrain from calling and celebrating, at its designated time, an Annual Meeting, five Shareholders may call for and celebrate said Meeting as required in these By-laws. In case an officer does not attend said Meeting, one of the Shareholders present may be elected to substitute, provisionally, said officer. Decisions made at the Meeting will be valid, as if made at an Annual Meeting, and will be registered in the corporate books of the Corporation.

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5-5      QUORUM

         Notice to attend annual and special meetings will be sent to all shareholders whose names appear in the Corporate Registry, twenty (20) days prior to the meeting date. At the annual or special meetings, a majority of the voting shares issued and outstanding shall constitute a quorum; and if at the appointed time quorum is not reached, the meeting will be postponed for a half hour, after which one third (1/3) of the voting shares issued and outstanding will constitute a quorum. If quorum is not reached, a new Meeting shall be scheduled thirty (30) days hence, where one-third (1/3) of the voting shares issued and outstanding will constitute a quorum. If a quorum is not reached pursuant to the regulation, as many new Meetings as necessary may be scheduled, with the same one-third (1/3) requirement.

                            CHAPTER 6 - VOTING RIGHT

6-1 Each shareholder shall, at every Meeting, be entitled to as many votes as shares are registered in his name in the books of the Corporation. The shareholder may vote in person or, if absent, by proxy or by certified mail. No vote sent by mail or by proxy will be valid unless issued with the shareholder's signature, and it is received before the Meeting, for which it is destined, begins. No proxy will be valid after its expiration date.

6-2      ACCUMULATED VOTE - PROHIBITION

         The accumulative vote, as states in the Puerto Rico Corporate General Law or any other law, regulation or provision, is expressly prohibited.

6-3 Any proxy designated by a registered shareholder must be a shareholder or a participating physician or dentist.

                              CHAPTER 7 - ELECTIONS

7-1      BOARD OF DIRECTORS - ELECTION

         A. The election of members to the Board of Directors will take place at the duly notified Annual Meeting of Shareholders by ballot. The members elected each year will be those necessary to complete the nineteen (19) Directors.

                  The directors will be elected by a majority of votes of the shares issued and outstanding with the right to vote and who are represented in person or by proxy at the Meeting.

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         B.       The Board of Directors is divided into three groups, plus the
                  President of the Corporation. The first is made up of five (5) directors, the second group is composed of six (6) directors, and the third group is made up of seven (7) directors. The terms of the groups will be placed at intervals, therefore, the term of the first group of directors will end in the Shareholders Annual Meeting in the year 2005; the term of the second group of directors will end in the Shareholders Annual Meeting in the year 2006 and the term of the third group of directors will end in the Shareholders Annual Meeting in the year 2007.

         C. The term each group member, subsequently elected at the Shareholders Annual Assembly, will occupy at his elected hold office will be three (3) years. Every director will continue with his duties until his/her heir is duly elected and in possession of his office. No Director, except the Corporation's President, while fulfilling his duties, may be elected for more than three (3) terms or serve for more than nine (9) years. The President of the Corporation, who is also a member of the Board of Directors, is excluded from the before mentioned groups.

         D. In order to achieve uniformity in the composition of the number of directors for each group, as stated herein, in April 2001 a director will be elected for a one year term only, from April 2001 to April 2002. With the sole purpose of following the group intervals, the requirement of three (3) terms or nine (9) years may be obviated in order for a person to serve this single one-year term. In the case of the first members of the Board of Directors, the time computation will take into account the period in which the director fulfilled his duties in Triple-S, Inc. until the fusion with Triple-S Salud.

7-2      DIRECTORS' REQUIREMENTS

         In order to be a Director in the Corporation, every person must at least meet the following requirements:

         A. Never have declared fraudulent bankruptcy, voluntary or involuntary, nor granted a fraudulent general cession in benefit of creditors.

         B. Should never have been convicted of a crime of moral deprivation.

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         C.       Should not be a director or officer of a bank, a savings and loans association, an institution engaged in the business of receiving deposits and lending money in Puerto Rico or any entity or corporation in which any of the institutions referred to herein have a direct or indirect substantial economic interest or the relationship of owner, subsidiary or affiliate or any entity or corporation which owns, directly or indirectly, substantial economic interest in any of the said institutions, except that the person can fulfill his duties as director or officer of a financial holding company or a depository institution with whom an insurance company affiliated to the corporation has a relationship, directly or indirectly, as owner, subsidiary or affiliate.

         D. In the case of directors who are physicians or dentists, they should be active participants in the Subsidiary of Triple-S, Inc., and have been so for at least two (2) years prior to their nomination as directors in the Corporation.

                              CHAPTER 8 - DIRECTORS

8-1      BOARD OF DIRECTORS - POWERS

         The Board of Directors will be composed of nineteen (19) members elected by the Shareholders at the Meeting, or by the Board of Directors in case of vacancies, and will exercise the Corporation's powers and the management of its business in accordance with the Puerto Rico General Corporations Law, the Articles of Incorporation and the By-laws of the Corporation, as well as the guidelines issued by the shareholders of the Corporation. The power to manage the Corporation's affairs may only be exercised when the Directors of the Corporation act as a Board, duly constituted, as a committee of the Board or by express delegation from the Board. In order to become a Director of the Corporation, you must be a shareholder of the Corporation. The decisions taken by a majority of the Directors present at a meeting of the Board of Directors, where a quorum is constituted, will be considered as acts of the Board of Directors as if those decisions were considered and accepted by all of the directors of the Board. Of the nineteen (19) members of the Board of Directors, ten (10) must be representatives of the community and/or subscribers and not medical doctors or dentists. The Board must celebrate at least one annual meeting before the Annual Shareholders Meeting and any annual and special meetings the Board determines to be necessary. The Board will meet on the last Wednesday of each month, unless special circumstances force the President to change the day, and the Secretary will notify the Directors in writing the date of said meetings. The Chairman of the Board of Directors may convene extraordinary meetings of the Board to be held at the place, date and time established in the notice to the meeting and for the purposes expressed therein. In addition, the Chairman will have the obligation to convene the Board of Directors when requested by five (5) members of the Board of Directors, ten (10) days after such request is made. A majority of the total number of directors will constitute a quorum.

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8-2      VACANCIES IN THE BOARD - PROCEDURE TO FILL THE VACANCIES

         The vacancies of the Board due to resignation, death, disability which impedes the execution of their functions, or destitution of any director before the expiration of their term, will be filled by the vote of the majority of the Directors present in a Board meeting, convened for these purposes, after the quorum is constituted. The person elected to fill the vacancy will serve the rest of the term of the person who is being substituted and may be reelected for two (2) additional successive terms.

8-3      ACTS OF THE BOARD OF DIRECTORS - REFERENDUM

         Except for a provision stating the contrary in the Articles of Incorporation or the General Corporations Law, any action or agreement required or permitted to be taken in any meeting of the Board of Directors or any of its committees, may be executed without the need of a meeting if all of the members of the Board of Directors or the Committee, as the case may be, approve of it in writing and said written approval or approvals are submitted and incorporated in the minutes of the meetings of the Board of Directors or the Committee.

8-4      OFFICERS

         The officers will be a Chairman, a Vice Chairman, a Treasurer, an Assistant Treasurer, a Secretary and an Assistant Secretary. The Board of Directors will elect these officers, which will meet the requirements, will have the powers and duties and will serve during the terms established herein.

8-5      THE CHAIRMAN

         The Chairman of the Board of Directors will preside over the shareholders assemblies, the meeting of the Board of Directors and will assume all of the duties and faculties conferred by the Board of Directors. Among his/her functions are the following:

         A. Represent the Corporation in the name of the Board of Directors in those official acts which he/she will have to attend and will maintain the relationships with the shareholders of the Corporation and the governmental authorities as part of his/her duties.

         B. Preside over the Executive Committee of the Board of Directors.

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         C.       Name the Chairs of the Committees of the Board of Directors,
                  except the Chair of the Audit Committee and the Chair of the Finance Committee. The Board of Directors will name the Chair of the Audit Committee. The Treasurer of the Board of Directors, by the nature of his office, will be the Chair of the Finance Committee.

         D. Name the members of the Committees of the Board of Directors, except for the members of the Audit Committee, who shall be named by the Board of Directors.

         E. Will be a member of all the committees of the Board of Directors.

         F. Will be a member of the Board of Directors of the subsidiary corporations to this Corporation.

         G. Recommend to the Board of Directors for their consideration, the creation of committees which are not expressly recognized by the By-laws and Regulations, according to the needs of the Corporation.

         H. Inform to the Board of Directors about his/her official affairs in virtue of his/her duties.

         I. Assume all other duties and faculties that from time to time are conferred by the Board of Directors.

         J. The Chairman may convene any extraordinary meetings of the Board of Directors that he/she may deem necessary.

8-6      THE VICE CHAIRMAN

         In the absence of the Chairman, or if the Chairman is unable to act as such, the Vice Chairman will assume the duties and faculties of the Chairman.

8-7      THE SECRETARY

         The Secretary will take an oath to loyally carry out the duties of his/her office and will make sure that the minute books of the Corporation are duly maintained and will note or cause to be noted the actions of the Board of Directors and the Shareholders Assemblies and the voting therein. He/she will issue the necessary certificates and will be responsible for the corporate seal. He/she will be responsible for making sure that the registry of all of the shareholders and the Articles of Incorporation, the By-laws and the certified Regulations are safely kept at the principal offices of the Corporation. In addition, he/she will certify the official acts of the Board of Directors.

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8-8      THE ASSISTANT SECRETARY

         The Assistant Secretary will assume, in the absence or if the Secretary is unable to perform his/her duties, all of the duties and faculties conferred upon the Secretary.

8-9      THE TREASURER

         The Treasurer will make sure that the securities and the money of the Corporation is duly received and guarded, and that the disbursements are only made according to duly approved and certified resolutions of the Board of Directors. He/she will make sure that the investment policies of the Corporation observe the security, liquidity and yield criteria, in that order. He/she will preside over the Finance Committee of the Board. In addition, the Treasurer will make sure that the accounting books and registers are located in the principal offices of the Corporation. The Corporation's accounting will follow general accepted accounting principles.

8-10     THE ASSISTANT TREASURER

         The Assistant Treasurer will assume, in the absence or if the Treasurer is unable to perform his/her duties, all of the duties and faculties conferred upon the Treasurer.

8-11     COMMITTEES

         The Chairman of the Board of Directors will name a President and the members of the following permanent committees:

         A.       Executive Committee

                  The following members of the Board of Directors will be members of this Committee:

                  1.       Chairman of the Board of Directors

                  2.       Vice Chairman

                  3.       Secretary

                  4.       Treasurer

                  In addition, the Chairman of the Board of Directors will name three (3) members of the Board of Directors to this Committee. All of its members will have the right to a voice and a vote. The decisions of the Committee will be by a majority of the members present at each meeting.

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                  This Committee will meet no less than once every three months and/or by a petition from the Chairman, on the day and time determined by the Chairman.

                  The duties of the Committee will be:

                  1. Review, evaluate and pass judgment over every plan, project or proposal which proposes any changes or affects the policies and rules established for the Corporation and that are in force and effect at a determined time.

                  2. Review and approve the budget for the Corporation's operational expenses, including any proposed changed to the already approved and effective budget.

                  3. Review and approve the salaries, compensation plans, including bonuses and other incentives, of the officials and principal employees of the Corporation.

                  4. Review and approve, subject to the ratification of the Board of Directors, any significant contract, loan or other financial transaction or other transaction of importance to the Corporation.

                  5. Those functions and powers that are not established herein will be exercised by the Board of Directors as a whole, provided, however, that the Board of Directors may, through a resolution duly adopted, delegate said power to the Executive Committee in order to take action over a determined issue in a determined moment of time.

                  6. Not withstanding item (5) above, the faculties of destitution or election of officials, amending the Certificate of Incorporation, approving mergers or consolidations, making recommendations to the shareholders regarding the sale, lease or exchange of all or a substantial part of the property or assets of the Corporation, approving resolutions that recommend the liquidation or the revocation of the same, amending the By-laws or authorize the issuance of capital stock, or create additional subsidiaries, cannot be delegated ever to the Executive Committee.

                  7. All of the decisions taken by the Executive Committee will be presented to the Board of Directors as a whole in order to be ratified, modified or rejected, in the next Board meeting.

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         B.       Finance Committee

                  The Treasurer of the Board of Directors will head this Committee. The Chairman of the Board of Directors will name at least four (4) members of the Board of Directors to this Committee, who will meet no less than once every two months. The decisions taken by this Committee will be by a majority of the members present at each meeting.

                  The duties of this Committee will be:

                  1. Inspect all of the financial activities of the Corporation.

                  2. Guide the Board of Directors in all that is related to the finances of the Corporation.

                  3. Study all recommended changes to the economic structure of the Corporation.

                  4.       Evaluate financial procedures of the Corporation.

         C.       Audit Committee

                  The Board of Directors shall name the Chair of this Committee, who cannot be the Treasurer or Assistant Treasurer of the Board of Directors, and no less than six (6) additional members of the Board of Directors, and who will meet no less than once every three (3) months, and as many times as necessary. The decisions of this Committee will be by a majority of the members present at each meeting.

                  The duties of this Committee will be:

                  1. Review and make sure that the Corporation and its subsidiaries have an adequate internal control structure to safeguard the assets, generate reliable financial information and assure compliance with applicable laws and regulations.

                  2. Review the activities performed by the Internal Audit Office of the Corporation.

                  3. Select, for the final determination of the Board of Directors, the external audit firm of the Corporation.

                  4. Review the results of the audits performed by the regulatory agencies.

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                  5.       Review the consolidated financial reports of the
                           Corporation to be issued or filed with regulatory agencies.

                  6. Review and judge the annual report prepared by the external auditors.

         D.       Resolutions and Regulations Committee

                  The Chairman of the Board of Directors will name the President of this Committee and at least four (4) additional members of the Board of Directors, who will meet at least once a year, and as many times as necessary. The decisions of this Committee will be by a majority of the members present at each meeting.

                  The duties of this Committee will be:

                  1. Review the Articles and By-laws of the Corporation and propose and prepare those resolutions to amend the Articles and By-laws or any other resolution related with other institutional issue.

                  2. Evaluate and judge all resolutions that are presented by the shareholders at the shareholders assemblies.

                  3. Follow the status of all resolutions approved by the shareholders at the Shareholders Assemblies.

         E.       Nominations Committee

                  The Chairman of the Board of Directors will name the President of this Committee and at least four (4) additional members of the Board of Directors, who will meet at least once a year, and as many times as necessary. The decisions of this Committee will be by a majority of the members present at each meeting.

                  The duties of this Committee will be:

                  1. Recommend to the Board of Directors any ideal candidate that can fill any vacancy in the Board of Directors.

                  2. Establish and periodically review the qualities that any candidate to be named to the Board of Directors should have.

                  3. Recommend to the Board of Directors ideal candidates to occupy the positions of President of the Corporation and the Director of the Internal Audit Office, when said positions are vacant.

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         F.       General for all Committees

                  1. All committees will keep records of their meetings. A copy of these will be sent to all of the members of the Board of Directors through the Secretary of the Board of Directors.

                  2. The President of each committee can call extraordinary meetings, according to the particular circumstance. The President of each Committee will notify in writing with no less than five (5) days before the ordinary meetings.

                  3. The Chairman of the Board of Directors may, from time to time, request the advice of any of the committees of the Board, as needed.

                  4. The President of the Corporation will be a member of every Committee, except the Audit Committee.

         G. The Board of Directors or its Chairman may create any other Committee which they deem necessary for the proper operation of the Corporation's business.

8-12     DISBURSEMENTS

         The Corporation will not make any disbursement of $25 or more without evidencing such disbursement with a voucher correctly describing the reason for the payment and backed by an endorsed check or receipt signed by the person receiving the payment, or in the name of the same person if the payment is for services or as a refund. The voucher must describe the services performed and detail the expenses by classification.

8-13     INTERESTS OF THE DIRECTORS

         None of the members of the Board of Directors will accept, nor will benefit from any fee, broker's fee or commission, donation or other emolument in relation to any investment, loan, deposit, purchase, sale, exchange, service or other similar transaction of the Corporation; nor will it have any financial interest in said transactions in any capacity, except in representation and for the benefit of the Corporation and under the previous authority of the Board of Directors.

         However, travel and representation expenses or expenses incurred as a result of the attendance to the Board of Directors or Committee meetings may be paid to the Directors; as well as for those professional services performed as a medical doctor or dentist to the insurers of Triple-S, Inc., or any other health subsidiary in its capacity as a participating provider of the health insurance plan or plans.

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         No ex-director may be part of the Administration of the Corporation or its Subsidiaries nor perform any type of professional services in its capacity as a private citizen or as part of any business, until after three (3) years after the end of his/her term as a member of the Board of Directors.

8-14 CAUSES FOR REMOVAL OF DIRECTORS AND EXECUTIVE OFFICERS NAMED TO THE BOARD OF DIRECTORS

         The following will be considered just cause for the removal of officers:

         1. Act with gross negligence in the performance of his/her duties.

         2.       Receive or give a bribe.

         3. Convicted of a felony or grave misdemeanor, which involves depravation by a competent court.

         4.       Act immorally or improperly.

         5. Have personal interests incompatible with the interests of the Corporation.

         6. Embezzle or fraudulently or negligently use or dispose of funds of the Corporation.

         7.       Improperly use his/her position for personal benefit.

         8. To be absent without any justification for three (3) consecutive ordinary meetings of the Board properly notified or to be absent from six (6) ordinary meetings during the period of one year with or without justification.

         9. Provide confidential or sensitive information of the Corporation without the proper authorization or when it damages the interests of the business.

         10. Lose the Board's confidence when a minimum of three fourths of the total number of directors which comprise the Board concur in voting for the removal of a director.

         11. Violate in a consistent manner the Articles of Incorporation or the By-laws and Regulations of the Corporation, as well as the General Corporations Law of Puerto Rico and/or the agreements approved in the Shareholders Meeting or by the Board of Directors.

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                             CHAPTER 9 - AMENDMENTS

9-1      AMENDMENTS

         Amendments may be made to the By-laws when the following requirements are complied with and when the proposed amendments have been previously submitted to the Board of Directors and have been included in the notice for the Meeting.

         A. Through a resolution approved by the majority of those shares of the Corporation issued and outstanding with the right to vote which are present at a meeting validly constituted, provided, however, that the Articles 4-1, Section "A", 6-2 and 7-1, Section "B", shall only be amended by the affirmative vote of three fourths (3/4) of the Corporation's voting shares issued and outstanding which are present at a meeting validly constituted.

         B. The approved amendments will be certified by the Chairman and the Secretary, in triplicate, with the seal of the Corporation.

         C. The amendments to the By-laws approved by the shareholders at a meeting or by referendum will be distributed to the shareholders.

                           CHAPTER 10 - ADMINISTRATION

10-1     NAMING OF THE PRESIDENT OF THE CORPORATION AND HIS/HER FACULTIES

         The Board of Directors will name a President to the Corporation who will be in charge of the general administration, superintendence, and management of the business of the Corporation, subject to the orders and regulations of the Board of Directors, who will fix his salary. The President of the Corporation will assume all other duties and responsibilities that are imposed upon him/her at the Shareholders Assemblies or by the Board of Directors.

10-2     ADMINISTRATION

         The Board will have the faculty to name any other officers that they deem convenient and necessary.

10-3     BONDS

         The President of the Corporation, as well as any officer or employee that collects, receives, manages or is responsible for or guard funds or securities of the Corporation, will have to give a fidelity bond in the amount set forth by the Board of Directors.

By-laws of
Triple-S Management Corporation
Page 16

10-4     BUDGET FOR EXPENSES

         The President of the Corporation will prepare each calendar year the budget for the administrative expenses of the Corporation, which will be submitted to the Board of Directors on or before November 15 for their consideration. The Board of Directors will approve the budget on or before December 31, and it will become effective the 1st of January of the next calendar year. In the event that the budget is not approved by the stated date, the corporate operations will continue based on the budget for the previous year until the Board approves a new budget for the administrative expenses of the Corporation. The budget will be available for inspection by the Shareholders at the principal offices of the Corporation, after January 15 of the corresponding year.

By-laws were effective on April 14, 1998.

Revised on December 7, 1998; April 25, 1999; April 30, 2000; April 29, 2001;
         April 28, 2002; April 27, 2003.